UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
March 19, 2009

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 Pinelawn Road
Melville, NY 11747

(Address of principal executive offices)
(631) 962-2000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE

Item 8.01. Other Events.
     On March 19, 2009, OSI Pharmaceuticals, Inc. (“OSI”) together with Genentech, Inc. (“Genentech”), OSI’s collaborator for the distribution and sale in the United States of its oncology drug, Tarceva® (erlotinib), announced that OSI has submitted a supplemental New Drug Application to the U.S. Food and Drug Administration for the use of Tarceva as a first-line maintenance therapy for people with advanced non-small cell lung cancer who have not progressed following first-line treatment with platinum-based chemotherapy. Additionally, OSI and Genentech announced that Roche, their international collaborator for Tarceva, filed an application in Europe with the European Medicines Agency. A copy of OSI’s press release, dated March 19, 2009, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On March 20, 2009, OSI announced that it filed two lawsuits in U.S. District Court in Delaware against Teva Pharmaceuticals USA, Inc. and Mylan Pharmaceuticals, Inc. for infringement of three patents associated with Tarceva: U.S. Patent Nos. 5,747,498, 6,900,221 and 7,087,613. A copy of OSI’s press release, dated March 20, 2009, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 19, 2009.
99.2	Press release, dated March 20, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2009	OSI PHARMACEUTICALS, INC.
	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 19, 2009.
99.2	Press release, dated March 20, 2009.